UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2024

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (512) 721-2900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) is being filed by AB Private Credit Investors Corporation (the “Fund”) to amend Item 3.02 – Unregistered Sales of Equity Securities of that certain Current Report on Form 8-K originally filed by the Fund with the U.S. Securities and Exchange Commission on February 26, 2024 (the “Original Form 8-K”). This Amendment is being filed to correct the aggregate offering price of the shares of the Fund’s common stock, par value $0.01 per share, as disclosed in the Original Form 8-K. No other changes to the Original Form 8-K are made by this Amendment.

Item 3.02 – Unregistered Sale of Equity Securities.

On February 22, 2024, AB Private Credit Investors Corporation (the “Fund”) delivered a capital call notice to its investors relating to shares of the Fund’s common stock, par value $0.01 per share (the “Shares”) for an aggregate offering price of $21,678,488.77. The sale is expected to close on or around March 1, 2024.

The sale of Shares is being made pursuant to subscription agreements entered into by the Fund and its investors. Under the terms of the subscription agreements, investors are required to fund capital calls to purchase Shares up to the amount of their respective capital commitments on an as-needed basis each time the Fund delivers a notice to its investors.

The issuance of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2024	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Neal Kalechofsky
Neal Kalechofsky
Secretary